                                                                    EXHIBIT D

                              [Elecsys Letterhead]

                                  June 1, 2004

KCEP Ventures II, L.P.
c/o Kansas City Equity Partners
233 West 47th Street
Kansas City, MO 64112
Attention: Mr. David Schulte

Gentlemen:

         Elecsys Corporation, a Kansas corporation (the "Company"), has been notified of a proposed transaction in which (a) KCEP Ventures II, L.P., a
Missouri limited partnership ("Seller"), would sell, and IRA f/b/o Karl B.
Gemperli, IRA f/b/o Michael D. Morgan, IRA f/b/o Todd A. Daniels, IRA f/b/o A.
Kyle Reinoehl, and Christopher G. Thomas (collectively, "Share Investors") would purchase, the 198,413 shares of common stock, $0.01 par value, of the Company owned by Seller, and (b) Seller would sell, and Eiger Investment Group, LLC, a
Kansas limited liability company ("Debenture Investor"), would purchase, the 10%
Convertible Subordinated Debenture Due February 7, 2005 issued by the Company to
Seller in the original principal amount of $500,000, as amended by the letter agreement dated September 27, 2001 between the Company and Seller. Such sales and purchases would be effected pursuant to, and in accordance with, a Purchase
Agreement to be entered into by Share Investors, Debenture Investor and Seller in the form attached to this letter (the "Purchase Agreement"). The Company and
Seller now desire to set forth their agreement concerning the amendment of certain documents to which they are parties as provided below:

         1. Amendment of Investment Agreement. Concurrently with the closing of the purchase and sale transactions contemplated by the Purchase Agreement, the
Investment Agreement, dated as of February 7, 2000 (the "Investment Agreement"), between Seller and the Company shall be amended by deleting Sections 3, 4, 7.1,
7.2(a), 7.2(c), 7.3, 7.4, 7.5, 7.7, 7.8 and 7.9 of the Investment Agreement in
their entirety. Except as expressly amended hereby, the Investment Agreement (i)
shall remain unamended and in full force and effect, and (ii) is hereby ratified and confirmed.

         2. Amendment of Investor's Rights Agreement. Concurrently with the closing of the purchase and sale transactions contemplated by the Purchase
Agreement, the Investor's Rights Agreement, dated February 7, 2000 (the
"Investor's Rights Agreement"), between the Company and Seller shall be amended as follows:

                  (a) Section 1.1(f) of the Investor's Rights Agreement shall be deleted in its entirety and the following new Section 1.1(f) shall be inserted in lieu thereof:

                           (f) "Registrable Securities" shall mean (i) shares of
                  common stock issued or issuable pursuant to the exercise of the Warrant, and (ii) any common stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares of common stock of the Company
                  referenced in (i)

                  above; provided, however, that Registrable
                  Securities shall not include any shares of common stock that have previously been registered or which have been sold to the public.

                  (b) Sections 1.2, 2.1, 2.2 and 3.1 of the Investor's Rights
         Agreement shall be deleted in their entirety.

                  (c) Section 1.12(b) of the Investor's Rights Agreement shall be deleted in its entirety and the following new Section 1.12(b) shall be inserted in lieu thereof:

                           (b) Upon a registration proposed by another holder of
                  Company securities pursuant to Section 1.3, the Registrable
                  Securities to be included in such registration shall be
                  reduced pro rata among the Investor and the "Purchasers" (as that term is defined in the Purchase Agreement, dated June
                  ___, 2004, by and among IRA f/b/o Karl B. Gemperli, IRA f/b/o
                  Michael D. Morgan, IRA f/b/o Todd A. Daniels, IRA f/b/o A.
                  Kyle Reinoehl, Christopher G. Thomas, Eiger Investment Group,
                  LLC and the Investor) to the extent necessary to accommodate the sale of all of the Other Shares by such other holder, even if such reduction may eliminate the opportunity for the sale of the Registrable Securities.

Except as expressly amended hereby, the Investor's Rights Agreement (i) shall remain unamended and in full force and effect, and (ii) is hereby ratified and confirmed.

         3. Amendment of Warrant. Concurrently with the closing of the purchase and sale transactions contemplated by the Purchase Agreement, the Warrant for the Purchase of Shares of Common Stock dated February 7, 2000, under which the
Company granted Seller the right to purchase 45,635 shares of common stock,
$0.01 par value, of the Company, as amended by the letter agreement dated
September 27, 2001 between the Company and Seller (as so amended, the
"Warrant"), shall be amended as follows:

                  (a) The phrase "August 7, 2008" appearing in the first
         paragraph of the Warrant and in Section 1.1 of the Warrant hereby is deleted in each place such phrase appears and the phrase "August 7,
         2009" shall be inserted in lieu thereof, so that Seller shall have one additional year in which to exercise the Warrant.

                  (b) The phrase "certain 'demand' and 'piggy-back' registration rights" appearing in Section 9 of the Warrant hereby is deleted and the phrase "certain 'piggy-back' registration rights" shall be inserted in lieu thereof.

Except as expressly amended hereby, the Warrant (i) shall remain unamended and in full force and effect, and (ii) is hereby ratified and confirmed.

Please sign where indicated below to indicate your agreement to the foregoing.

Very truly yours,

ELECSYS CORPORATION

By:
   ---------------------------------------------------
     Name:
     Title:

Accepted this ____ day of June, 2004.

KCEP VENTURES II, L.P.

By:  KCEP II, L.C., its General Partner

By:
   --------------------------------------------------
     Name: David Schulte
     Title: Managing Director